As filed with the Securities and Exchange Commission on June 12, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DUNE ENERGY, INC.

(Name of registrant as specified in its charter)

Delaware	95-4737507
(State or Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

Two Shell Plaza, 777 Walker Street, Suite 2300

Houston, Texas 77002

(713) 229-6300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James A. Watt, Chief Executive Officer

Dune Energy, Inc.

Two Shell Plaza, 777 Walker Street, Suite 2300

Houston, Texas 77002

(713) 229-6300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Matthew S. Cohen, Esq.

Thompson & Knight LLP

919 Third Avenue, 39th Floor

New York, New York 10022

(212) 751-3794

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the offering.    ☒    333-145477

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box    ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.001 par value per share	10,000,000(1)	$11,900,000(2)	Not Applicable(3)

(1)	The 10,000,000 shares of common stock, par value $.001 per share, being registered in this Registration Statement is in addition to the shares of common stock issuable upon conversion of the overlying $260,159,000 of 10% Senior Redeemable Convertible Preferred Stock, or the preferred stock, registered pursuant to the Registrant’s Registration Statement on Form S-3 (File No. 333-145477).

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices ($1.25 and $1.13) of our common stock on the American Stock Exchange as reported on June 9, 2008.

(3)	The shares of our common stock issuable upon conversion of the preferred stock will be issued for no additional consideration and, therefore, no additional registration fee is required pursuant to Rule 457(i) under the Securities Act of 1933, as amended.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933.

Explanatory Note

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). The contents of the earlier Registration Statement on Form S-3, as amended (No. 333-145477), filed by Dune Energy, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on October 26, 2007, are incorporated by reference into this Registration Statement.

This Registration Statement registers 10,000,000 additional shares of common stock, par value $.001 per share (the “Common Stock”), of the Company that are issuable upon conversion of the Company’s 10% Senior Redeemable Convertible Preferred Stock (the “Preferred Stock”) under the “special adjustment” and “conversion make-whole amount” provisions of the Certificate of Designations dated May 15, 2007 governing such Preferred Stock.

These additional shares of Common Stock constitute the same class of Common Stock included in the Company’s earlier registration statement, which earlier registration statement registered for resale the Preferred Stock previously sold by the Company in a private, unregistered offering pursuant to Rule 144A under the Securities Act of 1933, as amended, and certain shares of Common Stock issuable upon conversion of the overlying shares of Preferred Stock.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits

All exhibits filed with or incorporated by reference in Registration Statement No. 333-145477 are incorporated by reference into, and shall be deemed a part of, this Registration Statement, except the following which are filed herewith or specifically incorporated by reference herein from Registration Statement No. 333-145477.

Exhibit Nos.	Description

23.1	Consent of Malone & Bailey, PC

23.2	Consent of DeGolyer and MacNaughton

23.3	Consent of Cawley, Gillespie & Associates, Inc

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas on June 12, 2008.

DUNE ENERGY, INC.

By:	/s/ JAMES A. WATT
James A. Watt, Chief Executive Officer
(principal executive officer)

By:	/s/ FRANK T. SMITH, JR.
Frank T. Smith, Jr., Chief Financial Officer
(principal financial and accounting officer)

In accordance with the Securities Act of 1933, as amended, this amended registration statement has been signed below by the following persons in the capacities indicated below.

Signature	Capacities	Date

/s/ ALAN GAINES* Alan Gaines	Chairman of the Board	June 12, 2008

/s/ JAMES A. WATT* James A. Watt	Chief Executive Officer (principal executive officer)	June 12, 2008

/s/ FRANK T. SMITH, JR.* Frank T. Smith, Jr.	Chief Financial Officer (principal financial and accounting officer)	June 12, 2008

/s/ RICHARD M. COHEN* Richard M. Cohen	Director and Secretary	June 12, 2008

/s/ STEVEN BARRENECHEA* Steven Barrenechea	Director	June 12, 2008

/s/ ALAN D. BELL* Alan D. Bell	Director	June 12, 2008

/s/ STEVEN M. SISSELMAN* Steven M. Sisselman	Director	June 12, 2008

/s/ WILLIAM E. GREENWOOD* William E. Greenwood	Director	June 12, 2008

(*)By:	/s/ Frank T. Smith, Jr.
Frank T. Smith, Jr., attorney-in-fact

EXHIBIT INDEX

Exhibit Nos.	Description

23.1	Consent of Malone & Bailey, PC

23.2	Consent of DeGolyer and MacNaughton

23.3	Consent of Cawley, Gillespie & Associates, Inc